Exhibit 3.1

AMENDED AND RESTATED BYLAWS

(as of March 7, 2016)

OF

STANCORP FINANCIAL GROUP, INC.

(an Oregon corporation)

ARTICLE 1

OFFICES

1.1	REGISTERED OFFICE

The corporation shall maintain a registered office and registered agent in the State of Oregon. The registered office and registered agent of the corporation may be changed from time to time by action of the board of directors pursuant to Section 60.114 of the Oregon Revised Statutes.

1.2	OTHER OFFICES

The corporation may also have offices at such other places both within or outside the State of Oregon as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE 2

MEETINGS OF SHAREHOLDERS

2.1	ANNUAL MEETING; ELECTION OF DIRECTORS

(a) An annual meeting of the shareholders shall be held for the election of directors on a date and at a time and place designated by the board of directors. Any other proper business may also be transacted at the annual meeting.

(b) The shareholders may elect the board of directors by written consent in lieu of the annual meeting.

(c) If the annual meeting is not held on the date designated for it or if the board of directors has not been elected by written consent in lieu of an annual meeting, the standing directors shall cause the meeting to be held as soon as is convenient.

2.2	SPECIAL MEETINGS

Except as otherwise required by law, special meetings of the shareholders for any purpose may be called and the location of the meeting may be designated by the board of directors, the chairman of the board, or the president. The corporation shall hold a special meeting of the shareholders if called in accordance with Article 8 of the articles of incorporation. The written request calling such special meeting must state the purposes of the meeting and must be delivered to the secretary. The chairman of the board or the president, as the case may be, shall fix a date, time and place for the meeting as promptly as practicable following the secretary’s receipt of the written request.

2.3	REMOTE COMMUNICATION

The board of directors may determine that a shareholders meeting shall not be held at any place, but may instead be held solely by means of remote communication. Further, the board of directors may authorize shareholders and proxyholders not physically present at a meeting of shareholders to, by means of remote communication and subject to such guidelines and procedures as the board of directors may adopt (a) participate in a meeting of shareholders and (b) be deemed present in person and vote at a meeting of shareholders, whether such meeting is to be held at a designated place or solely by means of remote communication. If the board of directors authorizes a meeting solely by remote communication or authorizes presence, participation and voting at a meeting by means of remote communication, the corporation must (i) implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a shareholder or proxyholder, (ii) implement reasonable measures to provide such shareholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings and participate in an effective manner, and (iii) maintain a record of any vote or other action taken at the meeting by means of remote communication by any shareholder or proxyholder.

2.4	NOTICE OF MEETINGS

Written or printed notice of each annual or special meeting of the shareholders shall be given to each shareholder entitled to vote at the meeting. The notice (a) shall state the place, if any, date, time, means of remote communication, if any, by which shareholders and proxyholders may be deemed to be present in person and vote at such meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, (b) shall be given not less than 10 days nor more than 60 days before the date of the meeting, and (c) shall be given in a manner provided by and subject to Article 9 of these bylaws.

2.5	SHAREHOLDERS LIST

After fixing the record date for a meeting of the shareholders, the officer having charge of the stock ledger shall prepare a complete list of the shareholders entitled to vote at the meeting. The list must be arranged by voting group, if any, sorted in alphabetical order and show the address of each such shareholder and the number of shares registered in the name of the shareholder. Electronic mail addresses or other electronic contact information need not be included on the list. The list shall be open to the examination of any shareholder for any purpose germane to the meeting beginning two business days after notice of the meeting is given and continuing through the meeting at the corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held. The corporation may also make the shareholders list available on a reasonably accessible electronic network, provided that the information required to gain access to the list is provided with the notice of the meeting. In the event the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to shareholders of the corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the place of the meeting during the whole time of the meeting, and may be inspected by any shareholder present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any shareholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

2.6	QUORUM

The holders of a majority of the outstanding shares of capital stock entitled to vote, present in person or represented by proxy, shall be requisite for, and shall constitute, a quorum at all meetings of the shareholders of the corporation for the transaction of business, except as otherwise required by law. If a quorum is not present or represented at any meeting of the shareholders, the shareholders entitled to vote at the meeting present in person or represented by proxy shall have power to adjourn the meeting by a majority vote to adjourn the meeting from time to time until a quorum is present or represented.

2.7	ADJOURNED MEETINGS

When a meeting is adjourned to another time and place, notice need not be given of the adjourned meeting if its time and place, if any, and the means of remote communication, if any, by which shareholders and proxyholders may be deemed to be present in person and vote at the adjourned meeting, are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

2.8	VOTE REQUIRED

Except as otherwise required by law, when a quorum is present at a meeting, action on a matter, other than the election of directors, by a voting group is approved if the votes cast favoring the action exceed the votes cast opposing the action.

2.9	PROXIES

Each shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such shareholder by proxy. An authorization of a proxy is effective when received by the secretary or other officer or agent of the corporation authorized to tabulate votes. An authorization is valid for 11 months unless a longer period is expressly provided in the authorization form. At each meeting of the shareholders, and before any voting commences, all proxies filed at or before the meeting shall be submitted to and examined by the secretary or a person designated by the secretary. No shares may be represented or voted under a proxy that has been found to be invalid or irregular.

Without limiting the manner in which a shareholder may authorize a proxy, the following shall constitute valid means of doing so:

(a) A shareholder may execute a writing authorizing another person to act for the shareholder as proxy. Either the shareholder or the shareholder’s authorized officer, director, employee or agent may sign the writing. Alternatively, such person may cause his or her signature to be affixed to the writing by any reasonable means, including facsimile signature.

(b) A shareholder may authorize another person to act for the shareholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission. Any such transmission must either set forth or be submitted with information from which it can be determined that the shareholder authorized the transmission. If it is determined that the transmission is valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information upon which they relied.

Any copy, facsimile telecommunication or other reliable reproduction of such writing or transmission may be substituted or used in lieu of the original writing or transmission for all purposes for which the original writing or transmission could be used, provided that the reproduction is a complete reproduction of the entire original writing or transmission.

2.10	VOTING OF CERTAIN SHARES

If the name signed on a vote, consent, waiver or proxy authorization corresponds to the name of a shareholder, the corporation, if acting in good faith, is entitled to accept the vote, consent, waiver or proxy authorization and give it effect as the act of the shareholder.

If the name signed on a vote, consent, waiver or proxy authorization does not correspond to the name of its shareholder, the corporation, if acting in good faith, is nevertheless entitled to accept the vote, consent, waiver or proxy authorization and give it effect as the act of the shareholder if:

(a) the shareholder is an entity and the name signed purports to be that of an officer or agent of the entity;

(b) the name signed purports to be that of an administrator, executor, guardian or conservator representing the shareholder and, if the corporation requests, evidence of fiduciary status acceptable to the corporation has been presented with respect to the vote, consent, waiver or proxy authorization;

(c) the name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the corporation requests, evidence of this status acceptable to the corporation has been presented with respect to the vote, consent, waiver or proxy authorization;

(d) the name signed purports to be that of a pledgee, beneficial owner or attorney-in-fact of the shareholder and, if the corporation requests, evidence acceptable to the corporation of the signatory’s authority to sign for the shareholder has been presented with respect to the vote, consent, waiver or proxy authorization; or

(e) two or more persons are the shareholder as cotenants or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all co-owners.

2.11	ACTION BY WRITTEN CONSENT

(a) Any action required or permitted to be taken at an annual or special meeting of shareholders may be taken by written consent of the shareholders without a meeting, without prior notice and without a vote, provided the consent is signed by shareholders having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shareholders entitled to vote on the action were present and voted and delivered to the corporation for inclusion in the minutes or filing with the corporate records.

(b) All consents properly delivered in accordance with this section are effective when the last shareholder signs the consent, unless the consent specifies an earlier or later effective date.

(c) Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for all purposes for which the original writing could be used, provided that the reproduction is of the entire original writing.

2.12	TREASURY STOCK

Shares of its own stock belonging to the corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by such corporation, shall not be entitled to vote nor counted for quorum purposes. Notwithstanding the foregoing, the corporation may vote shares of its own stock that it holds in a fiduciary capacity.

ARTICLE 3

DIRECTORS

3.1	NUMBER, ELECTION AND TERM OF OFFICE

The board of directors shall consist of not less than one nor more than 21 members, which number shall be fixed from time to time by action of the shareholders. Except as provided in Sections 3.3 and 3.4, the directors shall be elected at the annual meeting of shareholders. Elections of directors need not be by written ballot unless the board of directors votes to require a written ballot. If the election is to be by written ballot, then, if the board of directors authorizes it, a ballot submitted by electronic transmission may satisfy the requirement of a written ballot. Any such electronic transmission must either set forth or be submitted with information from which the corporation can determine that it was authorized by the shareholder or proxyholder. The directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors. Each director shall hold office until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation or removal as hereinafter provided.

3.2	MANAGEMENT OF AFFAIRS OF CORPORATION

The property and business of the corporation shall be managed by or under the direction of its board of directors. The board of directors may exercise all such powers of the corporation and do all such lawful acts and things as are not reserved exclusively to the shareholders by law, the articles of incorporation or these bylaws.

3.3	RESIGNATIONS AND VACANCIES

Any director may resign at any time by giving written notice to the board of directors, the chairman of the board or the president in writing or by electronic transmission. Any such resignation shall take effect on the date of the receipt of the notice or at any later time specified in the notice. Acceptance of the resignation shall not be necessary to make it effective. If any vacancy occurs in the board of directors or any new directorship is created by an increase in the authorized number of directors, the shareholders shall have the exclusive power to choose a successor or fill the newly created directorship.

3.4	REMOVAL

Directors may be removed (with or without cause) in accordance with Article 8 of the articles of incorporation and vacancies created by such removals may be filled in accordance with Section 3.3.

3.5	ANNUAL AND REGULAR MEETINGS

The annual meeting of the board of directors shall be held, without other notice than this bylaw, immediately after, and at the same place as, the annual meeting of the shareholders. Regular meetings of the board of directors, other than the annual meeting, may be held at such time and at such place as the board may from time to time fix by resolution and no notice (other than the resolution) need be given as to any regular meeting.

3.6	SPECIAL MEETINGS

Special meetings of the board of directors may be called by the chairman of the board or the president and shall be called by the secretary at the request of any director, to be held at such time and place, either within or outside the State of Oregon, as shall be designated by the call and specified in the notice of such meeting.

3.7	NOTICE OF MEETINGS

Notice of special meetings of the board of directors shall be provided to each director pursuant to Article 9 of these bylaws. If such notice is mailed, it shall be sent to each director by international express courier, postage prepaid, at least five business days before such meeting. If such notice is given personally or by electronic transmission, it shall be delivered or transmitted at least 48 hours before the time of the meeting. Except as otherwise provided by law or these bylaws, meetings may be held at any time without notice if all of the directors are present or if, at any time before or after the meeting, those not present waive notice of the meeting in writing.

3.8	QUORUM REQUIRED, VOTE AND ADJOURNMENT

Except as otherwise provided by law (a) at each meeting of the board of directors, the presence of at least 80 percent of the directors then constituting the whole board of directors shall be necessary and sufficient to constitute a quorum for the transaction of business and (b) the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors. At any time during a meeting of the board of directors at which a quorum is present, any director may, by providing oral or written notice to the presiding officer of the meeting, withdraw from the meeting. If any such withdrawal causes a loss of quorum, no further business shall be transacted by the board of directors at such meeting. If a quorum is not present at any meeting of directors, the directors present may adjourn the meeting until a quorum is present. Notice of any adjourned meeting shall be given to each director in accordance with Section 3.7.

3.9	COMMUNICATIONS EQUIPMENT

Any member of the board of directors or of any committee designated by the board may participate in a meeting of the directors or committee by means of conference telephone, videoconference or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by means of such equipment shall constitute presence in person at such meeting.

3.10	PRESUMPTION OF ASSENT

Unless applicable law provides otherwise, a director of the corporation who is present at a meeting of the board of directors at which action is taken on any corporate matter shall be presumed to have assented to the action taken unless (a) the director objects at the beginning of the meeting, or promptly upon the director’s arrival, to holding the meeting or transacting business at the meeting, (b) the director’s dissent or abstention from the action taken is entered in the minutes of the meeting or (c) the director delivers written notice of dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation immediately after adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of any action.

3.11	ACTION BY WRITTEN CONSENT

Any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting, if all members of the board or of such committee, as the case may be, consent to the action in writing or by electronic transmission, and the writing or electronic transmission is filed with the minutes of proceedings of the board or committee. The filing shall be in paper form if the minutes are maintained in paper form and in electronic form if the minutes are maintained in electronic form.

3.12	CHAIRMAN OF THE BOARD

Directors representing at least 80 percent of the directors then constituting the whole board of directors may elect a chairman of the board from among the directors. The chairman of the board, if a chairman of the board has been elected and is serving, shall preside at all meetings of the shareholders and the board of directors. The chairman of the board shall perform such other duties and have such other powers as the board of directors may from time to time assign to him or her.

3.13	COMMITTEES

The board of directors may designate committees consisting of one or more directors. Each member of a committee shall serve for such term and the committee shall have and may exercise such duties, functions and powers as these bylaws and the board of directors may provide, except as otherwise restricted by law.

3.14	ALTERNATES

The board of directors may designate one or more directors as alternate members of any committee to replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the members present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in place of the absent or disqualified member.

3.15	QUORUM AND MANNER OF ACTING - COMMITTEES

Unless otherwise specified in the resolution of the board of directors designating a committee, the presence of at least two-thirds of the members of any committee shall constitute a quorum for the transaction of business at any meeting of such committee, and the act of a majority of those present shall be necessary for the taking of any action at the meeting.

3.16	COMMITTEE CHAIRMAN, BOOKS AND RECORDS, ETC.

The chairman of each committee shall be selected by the board of directors from among the members of the committee. Each committee shall fix its own rules of procedure not inconsistent with these bylaws or the resolution of the board of directors designating the committee. Each committee shall meet at such times and places and upon such call or notice as shall be provided by such rules. Each committee shall keep a record of its actions and proceedings and shall report on them to the board of directors at the board’s next meeting.

3.17	FEES AND COMPENSATION OF DIRECTORS

Directors shall not receive any stated salary for their services as such, but by resolution of the board of directors a fixed fee, with or without expenses of attendance, may be allowed for attendance at each regular or special meeting of the board. Members of the board shall be allowed their reasonable traveling expenses when actually engaged in the business of the corporation. Members of any committee may be allowed like fees and expenses for attending committee meetings. Nothing in these bylaws shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

3.18	RELIANCE UPON RECORDS

Every director of the corporation, or member of any committee designated by the board of directors, shall, in the performance of such director’s duties, be entitled to rely in good faith upon the records of the corporation and upon such information, opinions, reports or statements presented to the corporation by any of the corporation’s officers or employees, or committees of the board of directors, or by any other person as to matters the director reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the corporation.

3.19	DIVIDENDS AND RESERVES

Except as otherwise provided by law, the board of directors may declare dividends upon stock of the corporation at any regular or special meeting. Dividends may be paid in cash, in property, in shares of stock or otherwise in the form, and to the extent, permitted by law. The board of directors may set apart, out of any funds of the corporation available for dividends, a reserve or reserves for working capital or for any other lawful purpose, and also may abolish any such reserve in the manner in which it was created.

ARTICLE 4

OFFICERS

4.1	OFFICES AND OFFICIAL POSITIONS

The officers of the corporation shall consist of a president and a secretary, and may consist of a chief executive officer, a chief financial officer, a treasurer, one or more vice presidents, and such assistant secretaries, assistant treasurers and other officers as the board of directors shall determine. The same person may hold any two or more offices. Except for the President and Secretary, which are required officers, the board of directors may choose not to fill any office for any period as it may deem advisable. None of the officers need be a director, a shareholder of the corporation or a resident of the State of Oregon. The board of directors may from time to time establish, and abolish, official positions within the divisions into which the business and operations of the corporation are divided, pursuant to Article 5 of these bylaws, and assign titles and duties to such positions. Those appointed to official positions within divisions may, but need not, be officers of the corporation. The board of directors shall appoint persons to official positions within a division and may with or without cause remove from such a position any person appointed to it. In any event, the authority incident to an official position within a division shall be limited to acts and transactions within the scope of the business and operations of such division.

4.2	ELECTION AND TERM OF OFFICE

The board of directors shall elect the officers of the corporation at its annual meeting. If the election of officers is not held at such meeting, the election shall be held at a regular or special meeting of the board of directors as soon thereafter as may be convenient. Each officer shall hold office until such officer’s successor is elected and qualified or until such officer’s death, resignation or removal.

4.3	REMOVAL

The board of directors may remove an officer at any time, either with or without cause. Such removal shall be without prejudice to the contract rights, if any, of the officer.

4.4	VACANCIES

The board of directors may fill a vacancy in any office for the unexpired portion of the term.

4.5	CHIEF EXECUTIVE OFFICER

The chief executive officer shall be the senior executive officer of the corporation and, in the absence of the chairman of the board, shall preside at all meetings of the shareholders, the board of directors or any committee of the board of which the chief executive officer is a member. The chief executive officer shall have the overall supervision of the business of the corporation and shall direct the affairs and policies of the corporation, subject to such policies and directions as the board of directors may provide. The chief executive officer shall have authority to designate the duties and powers of other officers and delegate special powers and duties to specified officers, so long as such designation is not inconsistent with applicable law, these bylaws or action of the board of directors. The chief executive officer shall have all other powers and shall perform all other duties as the board of directors may from time to time assign to the chief executive officer.

4.6	PRESIDENT

The president shall have power to execute, and shall execute, deeds, mortgages, bonds, contracts and other instruments of the corporation except where required or permitted by law to be otherwise executed and except where the board of directors or president expressly delegates the execution to some other officer or agent of the corporation. The president may sign with the secretary or an assistant secretary, or the treasurer or an assistant treasurer, certificates for shares of stock of the corporation the board of directors has authorized for issuance. The president shall vote, or give a proxy, power of attorney or other delegation of authority to any other person to vote, all equity interests of any other entity standing in the name of the corporation. The president shall have all other powers and shall perform all other duties as the board of directors may from time to time assign to the president.

4.7	VICE PRESIDENTS

In the absence of the president, at the chief executive officer’s or the president’s request or in the event of the president’s inability or refusal to act, the vice presidents in order of their rank as fixed by the board of directors or, if not ranked, the vice president designated by the board of directors, the chief executive officer or the president shall perform all duties of the president, and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties, not inconsistent with applicable laws, these bylaws, or action of the board of directors, as the board of directors, the chief executive officer or the president may from time to time assign to them. Any vice president may sign, with the secretary or an assistant secretary, or the treasurer or an assistant treasurer, certificates for shares of stock of the corporation the board of directors has authorized for issuance.

4.8	SECRETARY

The secretary shall (a) keep the minutes of the meetings of the shareholders, the board of directors and committees of directors in one or more books provided for that purpose, (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law, (c) have charge of the corporate records and of the seal of the corporation, (d) keep a register of the post office address of each shareholder, director and committee member which shall from time to time be furnished to the secretary by such shareholder, director or member, (e) sign with the chairman of the board, the chief executive officer, the president or a vice president, certificates for shares of stock of the corporation the board of directors has authorized for issuance, (f) have general charge of the stock transfer books of the corporation and (g) in general, perform all duties incident to the office of secretary and such other duties as the board of directors, the chairman of the board, the chief executive officer or the president may from time to time assign to the secretary. The secretary may delegate such details of the performance of duties of the secretary’s office as may be appropriate in the exercise of reasonable care to one or more persons in his or her stead, but shall not thereby be relieved of responsibility for the performance of such duties.

4.9	TREASURER

The treasurer shall (a) be responsible to the board of directors for the receipt, custody and disbursement of all funds and securities of the corporation, (b) receive and give receipts for monies due and payable to the corporation from any source and deposit all such monies in the name of the corporation in such banks, trust companies or other depositories as shall from time to time be selected in accordance with these bylaws, (c) disburse the funds of the corporation as ordered by the board of directors, the chief executive officer or the president or as otherwise required in the conduct of the business of the corporation, (d) render to the chief executive officer, the president or the board of directors, upon request, an account of all his or her transactions as treasurer and on the financial condition of the corporation and (e) in general, perform all duties incident to the office of treasurer and such other duties as the board of directors, the chairman of the board, the chief executive officer or the president may from time to time may assign to the treasurer. The treasurer may delegate such details of the performance of duties of such office as may be appropriate in the exercise of reasonable care to one or more persons in his or her stead, but shall not thereby be relieved of responsibility for the performance of such duties. If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his or her duties in such sum, and with such surety or sureties, as the board of directors shall determine.

4.10	ASSISTANT TREASURERS AND ASSISTANT SECRETARIES

The assistant treasurers and assistant secretaries shall perform all functions and duties which the secretary or treasurer, as the case may be, may assign or delegate; but such assignment or delegation shall not relieve the principal officer from the responsibilities and liabilities of his or her office. In addition, an assistant secretary or an assistant treasurer may sign with the chairman of the board, the chief executive officer, the president, or a vice president, certificates for shares of stock the board of directors has authorized for issuance; and the assistant secretaries and assistant treasurers shall, in general, perform such duties as the secretary or the treasurer, respectively, or the chief executive officer, the president or board of directors may from time to time assign to them. The assistant treasurers shall, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums, and with such surety or sureties, as the board of directors shall determine.

4.11	SALARIES

The salaries of the officers shall be fixed from time to time by the board of directors, by such officer as it shall designate for such purpose or as it shall otherwise direct. No officer shall be prevented from receiving a salary or other compensation by reason of the fact that the officer is also a director of the corporation.

ARTICLE 5

DIVISIONS

5.1	DIVISIONS OF THE CORPORATION

The board of directors shall have the power to create and establish such operating divisions of the corporation as it may from time to time deem advisable.

5.2	OFFICIAL POSITIONS WITHIN A DIVISION

The chief executive officer or the president may appoint individuals to, and may, with or without cause, remove them from, official positions established within a division but not filled by the board of directors. The individuals appointed need not be officers of the corporation. Neither the chief executive officer nor the president may remove any individual appointed by the board of directors.

ARTICLE 6

CONTRACTS, LOANS, CHECKS AND DEPOSITS

6.1	CONTRACTS AND OTHER INSTRUMENTS

The board of directors may authorize any officer, agent or employee to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, or of any division thereof, subject to applicable law. Such authority may be general or confined to specific instances.

6.2	LOANS

No loans shall be contracted on behalf of the corporation, or any division thereof, and no evidence of indebtedness, other than in the ordinary course of business, shall be issued in the name of the corporation, or any division thereof, unless authorized by the board of directors. Such authorization may be general or confined to specific instances.

6.3	CHECKS, DRAFTS, ETC.

All checks, demands, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, or any division thereof, outside of the ordinary course of business shall be signed by such officers or agents of the corporation, and in such manner, as the board of directors may from time to time authorize.

6.4	DEPOSITS

All funds of the corporation, or any division thereof, not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the board of directors may select.

ARTICLE 7

CERTIFICATES OF STOCK AND THEIR TRANSFER

7.1	CERTIFICATES OF STOCK

The certificates of stock of the corporation shall be in a form approved by the board of directors, shall be numbered and shall be entered in the books of the corporation as they are issued. They shall exhibit the corporation’s name, the holder’s name, the holder’s number of shares and the class and series designation of such shares, if any, and shall be signed by the chairman of the board, the chief executive officer, the president or a vice president and by the treasurer or an assistant treasurer or the secretary or an assistant secretary. If any stock certificate is signed (a) by a transfer agent or an assistant transfer agent or (b) by a transfer clerk acting on behalf of the corporation and a registrar, the signature of any officer of the corporation may be facsimile. In case any officer whose facsimile signature has thus been used on any such certificate shall cease to be such officer before the certificate has been issued, the certificate may nevertheless be issued with the same effect as if he or she were such officer at the date of issue. All certificates properly surrendered to the corporation for transfer shall be cancelled and, except as set forth in Section 7.2 below, no new certificate shall be issued to evidence transferred shares until the former certificate for at least a like number of shares has been surrendered and cancelled and the corporation reimbursed for any applicable taxes on the transfer.

7.2	LOST, STOLEN OR DESTROYED CERTIFICATES

The corporation may direct a new certificate or uncertificated shares to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost, stolen or destroyed, and may also require the owner of the lost, stolen or destroyed certificate, or the owner’s legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against the corporation on account of the alleged loss, theft or destruction of such certificate or the issuance of a new certificate or uncertificated shares.

7.3	TRANSFERS OF STOCK

Transfers of shares of stock shall be made only on the books of the corporation by the registered holder thereof or by its attorney or successor duly authorized as evidenced by documents filed with the secretary or transfer agent of the corporation. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and in compliance with any restrictions on transfer of which the corporation has notice applicable to the certificate or shares represented thereby, the corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. The board of directors may adopt such additional rules and regulations as it deems advisable concerning the transfer and registration of certificates of stock of the corporation.

7.4	RESTRICTIONS ON TRANSFER

Any shareholder may enter into an agreement with other shareholders or with the corporation providing for any reasonable restriction on the right of such shareholder to transfer shares of stock of the corporation held by such shareholder. If such restriction is set forth conspicuously on the certificates representing the shares or, in the case of uncertificated shares, is contained in a notice sent pursuant to Section 60.164(2) of the Oregon Revised Statutes, the corporation or the transfer agent shall not be required to transfer such shares upon the books of the corporation without receipt of satisfactory evidence of compliance with the terms of such restriction.

7.5	FIXING RECORD DATE

(a) In order that the corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the board of directors, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

(b) In order that the corporation may determine the shareholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the board of directors. If no record date has been fixed by the board of directors, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of shareholders are recorded. If no record date has been fixed by the board of directors and prior action by the board of directors is required by law, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day the board of directors adopts the resolution taking such prior action.

(c) In order that the corporation may determine the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the shareholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

7.6	SHAREHOLDERS OF RECORD

The corporation shall be entitled to treat the holder of record of any shares of stock as the holder in fact of such shares. Accordingly, the corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it has express or other notice thereof, except as otherwise provided by the laws of the State of Oregon.

ARTICLE 8

INDEMNIFICATION

8.1	IN GENERAL

The corporation shall indemnify to the fullest extent not prohibited by law, any current or former director or officer of the corporation who is made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative, investigative or other (including an action, suit or proceeding by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the corporation, or serves or served at the request of the corporation as a director, officer, employee or agent, or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust or other enterprise. The corporation shall pay for or reimburse the reasonable expenses incurred by any such current or former director or officer in any such proceeding in advance of the final disposition of the proceeding if the person sets forth in writing (a) the person’s good faith belief that the person is entitled to indemnification under this Section 8.1 and (b) the person’s agreement to repay all advances if it is ultimately determined that the person is not entitled to indemnification under this Section 8.1. No amendment to these bylaws that limits the corporation’s obligation to indemnify any person shall have any effect on such obligation for any act or omission that occurs prior to the later to occur of the effective date of the amendment or the date notice of the amendment is given to the person. This Section 8.1 shall not be deemed exclusive of any other provisions for indemnification or advancement of expenses of directors, officers, employees, agents and fiduciaries that may be included in the articles of incorporation or any statute, bylaw, agreement, general or specific action of the Board of Directors, vote of shareholders or other document or arrangement.

8.2	INSURANCE

If authorized by the board of directors, the corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or who is or has served at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the full extent permitted by the Oregon Business Corporation Act as in effect at the time of the adoption of this bylaw or as amended from time to time.

ARTICLE 9

NOTICE

9.1	MANNER OF NOTICE

Whenever under law, the articles of incorporation or these bylaws notice is required to be given to any shareholder, director or member of any committee of the board of directors, it shall not be construed to require personal delivery. Such notice also may be given in writing by express overnight courier or by facsimile or other electronic transmission. For purposes of these bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by the recipient through an automated process.

9.2	NOTICE TO SHAREHOLDERS BY ELECTRONIC TRANSMISSION

Without limiting the manner by which notice otherwise may be given effectively to shareholders, any notice to shareholders given by the corporation shall be effective if given by a form of electronic transmission consented to by the shareholder to whom notice is given. Any such consent shall be revocable by the shareholder by written notice to the corporation. Any such consent shall be deemed revoked if (a) the corporation is unable to deliver by electronic transmission two consecutive notices given by the corporation in accordance with such consent and (b) such inability becomes known to the secretary or an assistant secretary of the corporation or the transfer agent, or other person responsible for giving of notice. The inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

9.3	EFFECTIVENESS OF NOTICE

Notice given by international express courier service shall be deemed to be given on the third business day after the date delivered to the overnight courier service for delivery. Notice given by facsimile or other electronic transmission shall be deemed given (a) if by facsimile transmission, when directed to a number at recipient has consented to receive notice, (b) if by electronic mail, when directed to an electronic mail address at which the recipient has consented to receive notice, (c) if by a posting on an electronic network together with separate notice to the recipient of such specific posting, upon the later of (i) such posting and (ii) the giving of such separate notice, and (d) if by any other form of electronic transmission, when directed to the recipient. An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein. The requirement for notice shall be deemed satisfied, except in the case of a shareholder meeting with respect to which written notice is required by law, if actual notice is received orally or in writing by the person entitled thereto as far in advance of the event with respect to which notice is given as the minimum notice period required by law or these bylaws.

9.4	WAIVER OF NOTICE

Whenever under law, the articles of incorporation or these bylaws notice is required to be given, a waiver thereof in writing signed by the person or persons entitled to such notice, if the person is a director and the notice is of a meeting, specifying the meeting for which notice is waived, and delivered to the corporation for inclusion in the minutes for filing with the corporate records, whether before, at or after the time stated therein, shall be deemed equivalent to notice. Attendance by a person at a meeting shall constitute a waiver of objection to lack of notice or defective notice of such meeting, unless the person at the beginning of the meeting, or promptly upon the person’s arrival, objects to holding the meeting or transacting business at the meeting and, in the case of a director, does not thereafter vote for or assent to action taken at the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders, directors or committee of directors need be specified in any written waiver of notice or any waiver by electronic transmission, unless so required by law, the articles of incorporation or these bylaws.

ARTICLE 10

GENERAL PROVISIONS

10.1	FISCAL YEAR

The fiscal year of the corporation shall be fixed by resolution of the board of directors. In the absence of such a resolution, the fiscal year of the corporation shall be the calendar year.

10.2	CORPORATE SEAL

The seal of the corporation shall be an escutcheon identical to that of the State of Oregon, with the following legend surrounding it: “StanCorp Financial Group, Inc., Corporate Seal.”

10.3	AMENDMENTS

These bylaws may be altered, amended or repealed by the affirmative vote of a majority of the stock having voting power present in person or by proxy at any annual meeting of shareholders at which a quorum is present, or at any special meeting of shareholders at which a quorum is present, if notice of the proposed alteration, amendment or repeal is contained in the notice of such special meeting. The board of directors may not alter, amend or repeal these bylaws.

10.4	FORUM FOR ADJUDICATION OF DISPUTES

Unless the corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the corporation; (b) any action asserting a claim of breach of fiduciary duty owed by any director, officer, agent or employee of the corporation to the corporation or the corporation’s shareholders; (c) any action asserting a claim against the corporation or any director, officer, agent or employee of the corporation arising pursuant to any provision of the Oregon Business Corporation Act, the articles of incorporation or these bylaws (in each case, as may be amended from time to time); or (d) any action asserting a claim against the corporation or any director, officer, agent or employee of the corporation governed by the internal affairs doctrine, including, without limitation, any action to interpret, apply, enforce, or determine the validity of the articles of incorporation or these bylaws (in each case, as may be amended from time to time) shall be in the United States District Court for the District of Oregon or, if such court does not have jurisdiction, any Circuit Court located in the State of Oregon. Failure to enforce the foregoing provisions would cause the corporation irreparable harm and the corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions.